UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)           October 22, 2007
GEORGIA-CAROLINA BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22891	58-2326075

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3527 Wheeler Road, Augusta, Georgia	30909

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code           (706) 731-6600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On October 22, 2007, Georgia-Carolina Bancshares, Inc. (the “Company”) announced its results of operations for the quarter ended September 30, 2007. A copy of the related press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety. The information in this Item 2.02 of this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 22, 2007, the board of directors of the Company and First Bank of Georgia (the “Bank”) approved and adopted the First Bank of Georgia Supplemental Executive Retirement Plan (the “SERP”) for the benefit of certain key officers. The SERP will provide selected employees who satisfy specific eligibility requirements with supplemental benefits upon retirement, termination of employment, death, disability and a change of control of the Bank, in certain prescribed circumstances. Except as described specifically below, SERP benefits are subject to a seven-year vesting schedule as set forth in the SERP. The initial participant in the SERP is Remer Brinson III, President and Chief Executive Officer of the Bank and a director of the Company and the Bank.
     Upon achieving age 65 and normal retirement with the Bank, a participant will receive an annual normal retirement benefit equal to 40% of his salary at retirement for life. In the event the participant dies after such payments have commenced, his named beneficiary will continue to receive the annual benefit for a period of 15 years. In the event the participant dies prior to the date that such payments commence, his named beneficiary will receive the annual benefit for a period of ten years. If a participant becomes disabled prior to age 65, he will receive the accrued benefit as of the date of disability in five equal annual installments. If the SERP is terminated by the Bank prior to a participant receiving his benefits, the Bank must pay the participant the entire accrued benefit in effect as of the date of termination of the SERP. Such benefit will be paid in ten equal installments and will commence at age 65.
     In the event the participant voluntarily terminates his employment with the Bank prior to age 65 for other than good reason, that participant will receive the vested portion of the accrued benefit as of the termination date. Such benefit will be paid in ten equal annual installments and will begin at age 65. In the event the participant is involuntarily terminated by the Bank for reasons other than cause or voluntary terminates his or her employment for good reason prior to age 65, the Bank will pay the vested portion of the annual benefit, beginning at age 65 and continuing for life.
     Upon a change of control of the Bank, a participant will become 100% vested and payments will begin at age 65 and continue for life. A participant will forfeit any unpaid benefits under the SERP if the participant is (1) terminated for cause or (2) violates any existing non-competition or nondisclosure agreement with the Bank or engages in prohibited competition or disclosure under any existing agreements with us, or (3) if no such agreements exist, engages in prohibited disclosure (as such term is defined in the SERP).
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.
99.1	Press Release, dated October 22, 2007, issued by Georgia-Carolina Bancshares, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA-CAROLINA BANCSHARES, INC.

	By:	/s/ Patrick G. Blanchard

Patrick G. Blanchard President and Chief Operating Officer

Dated: October 26, 2007